GUARANTY

In consideration of Chris T. Sullivan (“Lender”) entering into  the transactions contemplated by the Intercompany Obligations Settlement Agreement dated the date hereof by and among LY Holdings, LLC (the "Limited Liability Company"), Lightyear Network Solutions, Inc., Lightyear Network Solutions, LLC and as an inducement to financial accommodations made or to be made by Lender to Lightyear Network Solutions, Inc. and Lightyear Network Solutions, LLC (collectively, “Debtor”), a substantial portion of the equity of which is owned directly or indirectly by the Limited Liability Company, and for other good and valuable consideration the receipt of which is acknowledged, J. Sherman Henderson (“Guarantor”) hereby unconditionally guarantees Lender the prompt payment and performance of the following (hereinafter collectively referred to as the “Obligations”):  all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lender from Debtor of any kind or nature, present or future, arising under the Term  Note dated as of the date hereof given by Debtor to Lender in the principal amount of $6,250,000.00, including any amendments, modifications, or superceding documents to the foregoing; and all charges, expenses, fees, including but not limited to reasonable attorneys’ fees, and any other sums chargeable to Debtor under any of the Obligations.  Notwithstanding the foregoing, the maximum aggregate liability of the Guarantor under this Guaranty for the Obligations shall not exceed $6,250,000.00) plus interest accruing on the guaranteed indebtedness, and fees, charges and costs of collecting the guaranteed indebtedness, including reasonable attorneys’ fees (the “Maximum Liability Amount”).  The Obligations under this Agreement shall be in addition to the maximum aggregate liability of Guarantor or any other guarantor to Lender under any guaranty agreement of Guarantor or any other guarantor heretofore or hereafter given.

1.	Nature of Guaranty, Waivers.

1.1
This is a guaranty of payment and not of collection.  This is an absolute, unconditional, primary, and continuing obligation and will remain in full force and effect until, and shall terminate (as “terminate” is used in Kentucky Revised Statutes § 371.065) on the earlier of the following:  (i) all of the Obligations have been indefeasibly paid in full, and Lender has terminated this Guaranty; (ii) Guarantor has paid to Lender the Maximum Liability Amount in accordance with the terms hereof; or (iii) January 10, 2013 (the “Maturity Date”); provided, however, that termination of this Agreement on such termination date shall not affect in any manner the liability of Guarantor with respect to (1) the Obligations which are created or incurred prior to such termination date, or (2) extension or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to, such prior obligations prior to, on or after such termination date.

1.2
IT IS THE INTENTION OF GUARANTOR THAT THIS AGREEMENT CONSTITUTES AN ABSOLUTE AND UNCONDITIONAL GUARANTY IN ANY AND ALL CIRCUMSTANCES, AND THAT AGREEMENT SHALL BE DISCHARGED ONLY BY THE PAYMENT IN FULL OF ALL SUMS GUARANTEED AND BY THE PERFORMANCE IN FULL OF ALL OF THE OBLIGATIONS.

1.3
This Guaranty will not be affected by any delay, failure or omission of Lender in exercising any right, power or remedy with respect to any of the Obligations or any guaranty or other liability or any collateral held by it for any of the Obligations, by any delay, failure, or omission of Lender to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to, or insure or protect any collateral for any of the Obligations or any guaranty or other liability for any of the Obligations, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty or liability therefor.

1.4
Unless otherwise expressly required by applicable law, notice of acceptance of this Guaranty, notice of extensions of credit to Debtor from time to time, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest, and any defense based upon a failure of Lender to comply with the notice requirements of the applicable version of Uniform Commercial Code Section 9-611, are hereby waived.  Lender at any time and from time to time, without the consent of or notice to Guarantor, and without impairing or releasing, discharging or modifying the liabilities of Guarantor hereunder, may in its sole discretion (i) change the manner, place or terms of payment or performance of or interest rates on, or change or extend the time of payment or performance of, or other terms relating to any of the Obligations, (ii) renew, increase, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties or other liabilities, or any collateral for any Obligations or guaranties or other liabilities, (iii) apply any and all payments from any source whatsoever including any proceeds of any collateral, to any Obligations of Debtor in any order, manner and amount, (iv) deal or refrain from dealing with any person or entity, in its sole discretion, with respect to any Obligations in such manner as Lender deems appropriate, in its sole discretion, and/or (v) accept, sell, substitute, exchange, compromise, release, surrender, offset, realize upon or otherwise deal with in any manner and in any order any of the Obligations, any guaranty or other liability for any of the Obligations, or any collateral for any of the Obligations or for any guaranty or other liability relating to any of the Obligations.  Irrespective of the taking of or refraining from taking of any of the foregoing actions, the obligations of Guarantor will remain in full force and effect and will not be affected, impaired, discharged, or released in any manner.  Lender in its sole discretion may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon Debtor and it need not pursue any of its remedies against Debtor, any other guarantor or other person, or any collateral before having recourse against any Guarantor under this Guaranty.

1.5	The books and records of Lender will be prima facie evidence of the Obligations and binding on Guarantor absent manifest error.

2.	Representations, Warranties and Covenants. Guarantor hereby represents, warrants and covenants as follows (all of which survive the execution and delivery of this Guaranty):

2.1
This Guaranty is a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

2.2
There does not now exist any default or violation by it of or under, and neither the execution, delivery and performance of this Guaranty nor the consummation of any of the transactions contemplated hereby or by any of the other documents securing this Guaranty, now existing or hereafter arising (collectively, the “Security Documents”), will result in any default or violation, or in the creation or any lien or encumbrance, or give rise to any right of termination, amendment, cancellation or acceleration, of or under, any of the terms, conditions or obligations of:  (i) any note, bond, indenture, mortgage, deed of trust, franchise, permit, lease or other agreement or instrument to which it is a party of by which it or any of its assets is bound; or (ii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, court or governmental agency, authority or other body.

2.3
Guarantor is fully aware of the financial condition of Debtor and is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of Lender.

2.4
Guarantor will comply with all agreements and requirements with which Guarantor is required to comply, or with which Debtor is required to assure compliance by Guarantor under any of the documents or instruments evidencing or relating to the Obligations.

2.5
Guarantor will give Lender prompt written notice of the occurrence of any Event of Default, as hereinafter defined, (or any condition that with the lapse of time or giving of notice or both would constitute an Event of Default) of which Guarantor has actual or constructive notice.

3.
Bankruptcy, etc.  It is specifically understood that any modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will not affect, modify, limit or discharge the liability of Guarantor in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted.  Guarantor waives all rights and benefits that might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation, or discharge of the liability of Debtor that may result from any such proceeding.

4.	Events of Default.

4.1
The occurrence of any of the following events will be deemed to be an “Event of Default” under this Guaranty:  (i) the filing by or against Debtor or any Guarantor of a petition in bankruptcy, for a reorganization, arrangement or debt adjustment, or for a receiver, trustee or similar creditors’ representative for its, his or her property or any part thereof, or of any other proceeding under any federal or state insolvency or similar law, or the making of any general assignment by Debtor or any Guarantor for the benefit of creditors, or Debtor or any Guarantor dissolves or is the subject of any dissolution, winding up or liquidation; (ii) any other Event of Default (as defined in any of the Obligations); (iii) any default or event of default under any of the Obligations that does not have a defined set of “Events of Default”, (iv) any representation or warranty made by Guarantor to Lender in this Guaranty is false or erroneous in any material respect, or (v) the failure of Guarantor to observe or perform any covenant or other agreement with Lender under this Guaranty.

4.2
At the option of Lender, immediately upon the occurrence of any Event of Default (in any case without demand or notice of any kind, which hereby are expressly waived), Guarantor will pay to Lender all amounts due and to become due under the Obligations (for purposes of an Event of Default under clause (i) of the immediately preceding paragraph, all of the Obligations then existing will be accelerated and become immediately due and payable in full from Guarantor, whether or not then due and payable by Debtor), subject to the Maximum Liability Amount.  Guarantor will pay such amounts without setoff, counterclaim, presentment, demand, protest, and notice of demand, protest, and dishonor, which hereby are expressly waived.

4.3
The rights and remedies of Lender, after the occurrence of any such Event of Default, will include but not be limited to the right to (i) set-off against and apply to all or any part of the Obligations, without notice, the amount of any or all moneys, credits and other property of any nature whatsoever of Guarantor now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Guarantor individually or jointly with another person or entity), Lender or any affiliate of Lender, and (ii) to exercise any one or more of the rights and remedies provided a secured party under applicable law with respect to any collateral securing this Guaranty (the “Collateral”).  Guarantor waives any requirement of marshalling of any collateral upon the occurrence of any Event of Default.

5.
Subrogation and Subordination.  Guarantor further agrees with respect to this Guarantee that it will have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Obligations unless and until 93 days immediately following the payment in full of the Obligations will have elapsed without the filing or commencement, by or against, Debtor or any Guarantor, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation, or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee, or conservator in respect to such Debtor, Guarantor, or its respective assets.  No setoff, counterclaim, reduction or diminution of any Obligation, or any defense of any kind or nature, that Guarantor has or may have in the future against Debtor, or that Debtor has or may have in the future against Lender, will be available hereunder to Guarantor against Lender.  Any indebtedness, liability or other obligation of Debtor now or hereafter owed to Guarantor hereby is subordinated to the Obligations; and, unless otherwise agreed by Lender, all payments or other transfers made under or on account of any such indebtedness, liability or other obligation will be received by Guarantor as trustee for Lender and immediately paid over to Lender on account of the Obligations but without in any manner reducing or affecting the liability of Guarantor under this Guaranty.

6.
Costs.  To the extent that Lender incurs any costs or expenses in protecting or enforcing its rights under this Guaranty or under any of the documents that grant Lender a lien on the Collateral, including but not limited to reasonable attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be a direct and primary obligation of Guarantor, will be secured by the Collateral, and will bear interest from the incurring or payment thereof at the Default Rate, as such term is defined in any of the Obligations, or, in the absence of such a definition, at the highest rate permitted under applicable law.

7.	General.

7.1
Indemnity and Repayments or Recovery from Lender.  Guarantor will indemnify, defend and hold harmless Lender, its directors, officers, counsel, agents and employees, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all reasonable accounting fees and reasonable attorneys’ fees), that Lender or any such indemnified party may incur relating to or arising out of or in connection with, in any way, directly or indirectly, this Guaranty, any of the Obligations, Security Documents or Collateral, or any act, omission,  matter or actual or proposed transaction under or with respect to any of the foregoing, except the willful misconduct or gross negligence of such indemnified party.  Without limiting the generality of the foregoing, Guarantor agrees that if at any time all or any part of any payment or transfer of any kind received by Lender with respect to all or any part of the Obligations or this Guaranty is repaid, set aside or invalidated by reason of any judgment, decree or order of any court or administrative body, or by reason of any agreement, settlement or compromise of any claim made at any time with respect to repayment, recovery, setting aside or invalidation of all or any part of such payment or transfer, Guarantor’s obligations under this Guaranty will continue (and/or be reinstated) in full force and effect and Guarantor will be liable, and Guarantor will indemnify, defend and hold harmless Lender for, the amount or amounts so repaid, recovered, set aside or invalidated and all other claims, demands, liabilities, judgments, losses, damages, costs and expenses incurred in connection therewith.  The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Guarantor in reliance upon such payment or transfer, and any such contrary action so taken will be without prejudice to Lender’s rights under this Guaranty and will be deemed to have been conditioned upon such payment or transfer having become final and irrevocable.  The provisions of this Section will survive any revocation, termination, cancellation, or discharge of this Guaranty or of any of the Obligations.

7.2
Remedies Cumulative, Etc.  The terms of this Guaranty may be enforced as to any one or more breaches either separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem expedient, and no single or partial exercise of any right or remedy will preclude any further exercise thereof.  No right or remedy herein conferred upon or reserved to Lender hereunder is intended to be exclusive of any other available right or remedy, but each and every such right or remedy will be cumulative and will be in addition to every other right or remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right, remedy or power accruing upon any Event of Default or default, omission or failure of performance hereunder or under any of the Obligations will impair any such right, remedy or power or will be construed to be a waiver thereof or an acquiescence therein, nor will it affect any subsequent Event of Default or default of the same or a different nature.

7.3
Waivers and Modifications.  No delay or failure on the part of Lender to exercise any right, remedy or power hereunder, under any of the Security Documents, under any of the Obligations or under applicable law will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach, Event of Default or affect any other or subsequent breach, Event of Default of the same or a different nature.  No waiver of any breach, Event of Default, nor any modification, waiver, discharge or termination of any provision of this Guaranty or any of the Security Documents, nor consent to any departure by any Guarantor therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination or consent will in any event be effective unless the same is in writing, signed by Lender and specifically refers to this Guaranty, and then such modification, waiver, discharge, termination or consent will be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on any Guarantor in any case will entitle any Guarantor to any other or further notice or demand in the same or any similar or other circumstance.

7.4
Binding Effect, Assignability.  This Guaranty will be binding upon Guarantor and Guarantor’s heirs, administrators, successors and assigns and inure to the benefit of Lender and its successors and assigns; provided, however, that Guarantor may not assign this Guaranty in whole or in part without the prior written consent of Lender, and Lender at any time may assign this Guaranty in whole or in part.  If any or all of the Obligations are assigned by Lender, this Guaranty will inure to the benefit of Lender’s assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments; provided that no assignment will operate to relieve Guarantor from any duty to Lender hereunder with respect to any unassigned portion of the Obligations.

7.5	Gender, etc. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

7.6	Headings. The headings in this Guaranty are for convenience only and will not limit or otherwise affect any of the terms hereof.

7.7
Complete Agreement.  This Guaranty and the Security Documents constitute the entire agreement of the parties and supersede all prior oral and written negotiations, agreements, and understandings regarding the subject matter of this Guaranty.

7.8
Counterparts.  This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.  Any party so executing this Guaranty by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.9
Illegality.  If any provision of this Guaranty is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision and without invalidating any other provision herein; provided, however, that if the provision that is the subject of such prohibition or invalidity pertains to payment, then, at the option of Lender, all of the Obligations will become immediately due and payable.

7.10
Governing Law.  This Guaranty has been delivered and accepted at and will be deemed to have been made at Lexington, Kentucky, and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Kentucky, without regard to conflicts of law principles.

7.11
Jurisdiction. Guarantor hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Jefferson County, Kentucky, or, at the option of Lender in its sole discretion, of any state or federal court(s) located within any other county, state or jurisdiction in which Lender at any time or from time to time chooses in its sole discretion to bring an action or otherwise exercise a right or remedy, and Guarantor waives any objection based on forum non conveniens and any objection to venue of any such action or proceeding.

7.12
Waiver of Jury Trial.  The parties hereto each waive any right to trial by jury in any action or proceeding relating to this Guaranty, the Security Documents, the Obligations, the Collateral, or any actual or proposed transaction or other matter contemplated in or relating to any of the foregoing.

/s/ J. Sherman Henderson
J. Sherman Henderson
Dated as of November 4, 2011

COMMONWEALTH OF KENTUCKY

COUNTY OF

On the 4th day of November, 2011, before me personally came J. Sherman Henderson, to me known to be the individual who executed the foregoing instrument and acknowledged to me that he executed the same.

NOTARY PUBLIC
Commonwealth of Kentucky
State-at-Large

My Commission Expires: